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For more information, please contact:                      FOR IMMEDIATE RELEASE

         FOR MEDIA AND ANALYSTS:
         Kimberly Pepper                    Libby Nolder
         ImageX.com                         Cole & Weber
         (425) 452-0011 ext. 235            (503) 548-3312
         kimberly.pepper@imagex.com         libby.nolder@coleweber.com


         FOR INVESTOR RELATIONS:
         Barb Stuart
         ImageX.com
         (425) 452-0011 ext. 273
         barb.stuart@imagex.com


             IMAGEX.COM CLOSES ON ACQUISITION OF HOWARD PRESS L.L.P. BLUE-CHIP CUSTOMER RELATIONSHIPS, EXPERIENCED SALES FORCE AND FULFILLMENT
             CAPABILITIES STRENGTHENS IMAGEX.COM'S MARKET LEADERSHIP

BELLEVUE, WASH. - JUNE 27, 2000 - ImageX.com-Registered Trademark- Inc. (NASDAQ: IMGX), the leading business-to-business Internet market maker for printed business materials, today closed on the acquisition of privately-held Howard Press, L.L.P., a full-service printing company with $30 million in 1999 revenue, serving more than 200 customers, 42 of which are Fortune 1000 companies. This transaction solidifies ImageX.com's leadership in the e-commerce printing industry by adding a substantial blue-chip customer base, a comprehensive range of Web-based printing and fulfillment services, a strong sales force and significant revenues.
         "Howard Press contributes a remarkable base of Fortune 1000 customers, a well experienced sales force and additional fulfillment capabilities to ImageX.com's ever-growing portfolio," said Rich Begert, president and chief executive officer of ImageX.com. "This transaction is another demonstration of our acquisition strategy at work; introducing major corporate customers to our technology and expanded line of products and services while solidifying and strengthening ImageX.com's position in the business-to-business design and print e-commerce industry."
         ImageX.com acquired the assets of Howard Press for $1.4 million in restricted stock and $12.6 million in cash, plus debt of $5 million which is being refinanced. Howard Press is now a wholly-owned subsidiary of ImageX.com, operating from its Roselle, N.J. headquarters under the direction of chief operating officer, Scott Porter. The company's customer base includes

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Fortune 1000 companies such as AT&T, Chase Manhattan Bank, Johnson & Johnson,
Kraft Foods and Mercedes-Benz.
         "Over the last few years, our customers have been demanding complete online solutions," said Scott Porter, chief operating officer of Howard Press. "We evaluated a variety of e-procurement providers and determined ImageX.com's services were the most comprehensive. We are thrilled to be part of the ImageX.com family and look forward to providing the enhanced functionality that is vital to our customers."
         Howard Press represents ImageX.com's fifth acquisition over the past
15 months, following the recent closing of Creativepro.com, a vertical portal and supplier of e-services and Extensis-TM- branded software tools for creative professionals; PrintBid.com and PaperDeals.com, an online bidding and paper e-procurement system; Image Press, Inc., a California-base print broker; and Fine Arts Graphics, an Oregon-based commercial printer. ABOUT
HOWARD PRESS L.L.P.
         Headquartered in Roselle, N.J., Howard Press is a full-service printing company providing Fortune 1000 companies with a broad range of printing, publishing and warehousing services. The company serves more than 200 customers, including AT&T, Bristol-Myers Squibb, Capital Cities/ABC, Chase Manhattan Bank, Johnson & Johnson, Kraft Foods, Lucent Technologies, National Broadcasting Company, Prudential, United Parcel Service and many more. Founded in 1970, the business operates six facilities in New Jersey. More information is available at www.howardpress.com.
ABOUT IMAGEX.COM
         Founded in 1995 and based in Bellevue, Wash., ImageX.com is the leading business-to-business Internet market maker for printed business materials. ImageX.com caters to the unique needs of every type of printing customer -- individuals, small businesses, corporations, graphic arts professionals, printing industry suppliers and manufacturers. From buying paper stock to finding the right graphic professional to design materials, ImageX.com's technology provides innovative services for each step in the process of printing materials. The company has filed for 52 patents for its Web-based, just-in-time print manufacturing technology, which facilitates the entire workflow process from creative concept to delivery of the final product. ImageX.com's branded service areas include the Corporate Online Printing Center, the Small Business Printing Center, PrintBid.com, PaperDeals.com, PrintPlace.com and Creativepro.com, an online vertical e-marketplace for the graphic arts community. ImageX.com was ranked third among the world's


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best-managed, fastest-growing technology companies by Forbes ASAP in its April
2000 cover story. Forbes noted the company's sound management, finances, market opportunity and competitive position. ImageX.com's customers include Automatic Data Processing (ADP), CB Richard Ellis, CIBC World Markets, Donaldson, Lufkin & Jenrette (DLJ), HomeGrocer.com, Liz Claiborne and Merck and Co. More information on the company, its services and its online marketplace can be obtained from http://www.imagex.com or by calling (800) 959-7845.
                                     # # #
       REGISTERED TRADEMARKS AND SERVICE MARKS ARE THE PROPERTY OF THEIR
                               RESPECTIVE OWNERS.

This release contains forward-looking statements relating to the development of the Company's products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in ImageX.com's 10Q, Annual Report filed on May 15, 2000. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. ImageX.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.